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                                                                    EXHIBIT 23.6

                                    CONSENT

     The undersigned hereby consents to being named in the Camco International Inc. Form S-4 Registration Statement as a nominee for director of Camco International Inc. upon consummation of the proposed Agreement and Plan of Merger dated as of February 27, 1997 by and among Camco International Inc., Plane Acquisition Corp. and Production Operators Corp.

                                                  /s/ LESTER VARN, JR.

                                            ------------------------------------
                                                      Lester Varn, Jr.

May 6, 1997